Exhibit 10.1
SECOND AMENDMENT AND CONSENT TO CREDIT AGREEMENT
     SECOND AMENDMENT AND CONSENT TO CREDIT AGREEMENT (this “Second Amendment”), dated as of February 9, 2007, among CELANESE HOLDINGS LLC, a Delaware limited liability company (“Holdings”), BCP CRYSTAL US HOLDINGS CORP., a Delaware corporation (the “Company”), CELANESE AMERICAS CORPORATION, a Delaware corporation (“CAC”), the lenders from time to time party to the Credit Agreement referred to below (the “Lenders”), and DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as administrative agent (in such capacity, the “Administrative Agent”), and as collateral agent (in such capacity, the “Collateral Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.
W I T N E S S E T H :
     WHEREAS, Holdings, the Company, CAC, the Lenders, the Deposit Bank and the Agents are parties to an Amended and Restated Credit Agreement, dated as of April 6, 2004, amended and restated as of January 26, 2005 and as further amended as of November 28, 2005 (as amended, modified or supplemented through, but not including, the date hereof, the “Credit Agreement”); and
     WHEREAS, subject to the terms and conditions set forth below, the parties hereto wish to amend and/or modify certain provisions of the Credit Agreement and consent to certain actions of the Company and its Subsidiaries all as provided herein;
     NOW, THEREFORE, it is agreed:
I. Amendment to the Credit Agreement
     1. Notwithstanding any provision of the Credit Agreement to the contrary (but subject to the other applicable terms and conditions in the Credit Agreement relating to Letters of Credit, to the extent not amended hereby), (i) requests for Letters of Credit may be given by any Loan Party (on its own behalf or on behalf of any other Loan Party, in each case to the extent such Person is entitled to have the requested Letter of Credit opened for its account), (ii) a Letter of Credit, although opened for the account of a Loan Party entitled to have such Letter of Credit opened for its own account, may be stated to be issued on behalf of another Subsidiary, (iii) Letters of Credit (including Existing Letters of Credit) shall include bank guarantees, (iv) Letters of Credit denominated in Canadian dollars may be issued under the Credit Agreement, with all computations of outstandings to be made by including the Dollar equivalent of the stated amount of such Canadian dollar denominated Letters of Credit by reference to an Exchange Rate set on each Reset Date and (v) with the prior consent of the Administrative Agent and the applicable Issuing Bank (not to be unreasonably withheld), documentary Letters of Credit also may also be issued payable on a “time basis” as well on terms and conditions to be agreed upon among the Company, the Administrative Agent and the applicable Issuing Bank.

II. Consent.
     1. In addition to the asset sales permitted pursuant to Section 6.05 of the Credit Agreement (and without otherwise reducing any of the asset sale baskets set forth therein), the Lenders hereby consent to the sale by the Company and its Subsidiaries of certain assets (the “Titan Assets”) defined as the “Purchased Assets” in that certain Purchase Agreement dated as of December 12, 2006 by and among Celanese Ltd., Ticona Polymers Inc., Celanese Chemicals Europe GmbH, Celanese Corporation, Advent Oxo (Cayman) Limtied, Oxo Titan US Corporation, Drachenfelssee 520. V V GmbH, and Drachenfelssee 521. V V GmbH (the “Purchase Agreement”), provided, that: (1) the consideration received by the Company or its Subsidiaries consists solely of cash and is paid at the time of the closing of such sale and (2) the Net Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 2.11(c) of the Credit Agreement.
     2. Upon consummation of the sale of the Titan Assets as permitted in Section II.1 above, (i) such Titan Assets shall be sold free and clear of the Liens (if any) on such assets pursuant to the respective Security Documents and (ii) the Lenders hereby consent to the release by the Collateral Agent (without recourse and without representation or warranty) of the Liens granted by the Loan Parties in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to each of the Security Documents solely with respect to the portion of the Collateral consisting of the Titan Assets.
III. Miscellaneous Provisions.
     1. In order to induce the Lenders to enter into this Second Amendment, each of Holdings and the Company hereby represents and warrants to each of the Lenders that (i) all of the representations and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the Second Amendment Effective Date (as defined below) both before and after giving effect to this Second Amendment (unless such representations and warranties relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and (ii) there exists no Default or Event of Default as of the Second Amendment Effective Date both before and after giving effect to this Second Amendment.
     2. This Second Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Loan Document.
     3. This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed signature page of this Second Amendment by facsimile (or other electronic) transmission shall be effective as delivery of a manually executed counterpart hereof. A complete set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.
     4. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN

ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
     5. This Second Amendment shall become effective on the date (the “Second Amendment Effective Date”) when Holdings, the Company, CAC and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile (or other electronic) transmission) the same to the Administrative Agent at the Notice Office.
     6. From and after the Second Amendment Effective Date, all references in the Credit Agreement and in the other Loan Documents to the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified hereby. This Second Amendment shall constitute a Loan Document for all purposes under the Credit Agreement and the other Loan Documents.
* * *

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Second Amendment as of the date first above written.

BCP CRYSTAL US HOLDINGS CORP., a Delaware corporation

By:	/s/ Judy H. Yip
	Name:	Judy H. Yip
	Title:	Assistant Treasurer

CELANESE HOLDINGS LLC, a Delaware limited liability company

By:	/s/ Judy H. Yip
	Name:	Judy H. Yip
	Title:	Assistant Treasurer

CELANESE AMERICAS CORPORATION, a Delaware corporation

By:	/s/ Judy H. Yip
	Name:	Judy H. Yip
	Title:	Assistant Treasurer

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and Lender

By:	/s/ Evelyn Thierry
	Name:	Evelyn Thierry
	Title:	Vice President

By:	/s/ Paul O’Leary
	Name:	Paul O’Leary
	Title:	Vice President